IN THE UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF MARYLAND
                              (Baltimore Division)

In re:                                 *

CALIBER LEARNING NETWORK, INC.,        *   Case No. 01-5-9533-JFS
                                            Chapter 11)
          Debtor.                      *

*  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *


           DEBTOR'S EMERGENCY MOTION FOR AN ORDER ESTABLISHING BIDDING
             PROCEDURES FOR SALE OF SUBSTANTIALLY ALL OF ITS ASSETS
                FREE AND CLEAR OF LIENS, CLAIMS, ENCUMBRANCES AND
                 INTERESTS PURSUANT TO ASSET PURCHASE AGREEMENT
           -----------------------------------------------------------


     Caliber Learning Network, Inc., Debtor and Debtor-in-Possession, files this Emergency Motion for an Order Establishing Bidding Procedures for Sale of Certain of its Assets Free and Clear of Liens, Claims, Encumbrances and Interests Pursuant to Asset Purchase Agreement (the "Bidding Procedures Motion") and, in support thereof, states:

                                  Jurisdiction
                                  ------------

     1. This Court has jurisdiction to hear this matter pursuant to 28 U.S.C. Sections 157 and 1334. Venue of this proceeding and this Motion is proper in this judicial district pursuant to 28 U.S.C. Sections 1408 and 1409. This matter is a core proceeding pursuant to 28 U.S.C. Section 157.

     2. The relief sought by this Motion is based upon 11 U.S.C. Sections 363 and 365 and Rules 6004 and 6006 of the Federal Rules of Bankruptcy Procedure.

                   The Chapter 11 Reorganization Proceedings
                   -----------------------------------------

     3. On June 15, 2001 (the "Petition Date"), the Debtor filed a voluntary petition for relief under Chapter 11 of the Bankruptcy Code.

     4. Since the initiation of this bankruptcy case, the Debtor has remained in possession of its property and continues to manage its financial affairs as a debtor-in-possession pursuant to Sections 1107 and 1108 of the Bankruptcy Code.

     5. On July 3, 2001, the United States Trustee appointed an official committee of unsecured creditors (the "Committee"). No Trustee or examiner has been appointed.

                          The Debtor and its Business
                          ---------------------------

     6. The Debtor is a Maryland corporation with its principal place at 509 South Exeter Street, Suite 400, Baltimore, Maryland. The Debtor owns and operates a distance learning network integrating wide-area network computing and Internet technology and provides an e-learning infrastructure and services to major corporations in support of their strategic initiatives, enabling corporations to rapidly disseminate important corporate knowledge throughout their widespread organization.

     7. Prior to the Petition Date, the Debtor operated a network of technologically connected classrooms (the "Learning Centers") in major cities throughout the United States and Canada. Due to the change in the focus of the business, the Debtor closed all of its Learning Centers and focused its business on e-learning infrastructure.

     8. The Debtor has been forced to make some difficult decisions during, and immediately prior to, its bankruptcy filing. Twice, the Debtor has been required to make significant reductions in its workforce. Additionally, the Debtor has closed all of the Learning Centers, and has rejected the majority of its unexpired leases of non-residential real property. Since the petition date the Debtor has not been able to obtain a significant amount of new contracts to sustain its operations and perform profitability over any extended period. It has been surviving primarily by cash on hand and the collection of its accounts receivable. Moreover, the Debtor does not believe it will be able to sustain its business operations at a rate needed to fund an acceptable plan of reorganization. After due consideration, and in the exercise of its business judgment, the Debtor has determined that the best scenario for maximizing the value of its assets is to sell the majority of its remaining assets to the highest and best offer. Moreover, it is critical that the Debtor is permitted to effectuate a sale of the Assets as quickly as possible in order to preserve the remaining value of the Assets.

                          The Asset Purchase Agreement
                          ----------------------------

     9. After extensive discussions and negotiations, the Debtor has reached an agreement, subject to Bankruptcy Court approval, to sell substantially all of its assets as more fully set forth in the Asset Purchase Agreement (the "Assets") to Sylvan Learning Systems, Inc. or its assigns ("Sylvan") for the aggregate price of $750,000 (the "Purchase Price"). The Purchase Price shall be paid by: (i) offsetting and reducing, on a dollar-for-dollar basis, the amount owed by the Debtor to Sylvan under (a) sums outstanding, if any, under any Post-Petition Secured Promissory Notes from the Debtor to Sylvan,[Foodnote 1] and (b) a certain Secured Promissory Note from the Debtor to Sylvan in the original amount of $300,000 dated June 8, 2001 (collectively, the "Sylvan
Credit") and (ii) to the extent the Purchase Price exceeds the amount of the Sylvan Credit, Sylvan will pay the difference at the closing in immediately available funds. Sylvan asserts an additional pre-petition secured claim against the Debtor in the approximate principal amount of $6.1 million. Sylvan and the Debtor have agreed that this claim will not be available to Sylvan for any credit bid under the Asset Purchase Agreement and all parties reserve all of their rights with respect to this claim.

-------------
1 The Debtor has debtor-in-possession financing with availability of up to $1,500,000 with Sylvan, but has not yet had the need to draw on that line of credit. To the extent that the Debtor incurs debt under this facility, or any new facilities with Sylvan, the amount of this debt can also be used by Sylvan as a credit bid in accordance with the terms of the Asset Purchase Agreement.

     10. Pursuant to the Asset Purchase Agreement and as more fully set forth therein, the Debtor intends to sell the following to Sylvan:

          (a) all machinery, equipment, furniture, furnishings and similar property (collectively, "FF&E") set forth on Schedule 2.1(a), and all other FF&E used or held for use by Seller in connection with the Business as conducted by Seller since June 8, 2001);

          (b) all of the Seller's Intellectual Property (as that term is defined in the Asset Purchase Agreement):

          (c) all inventories. including all unused or reusable materials, stores, parts, supplies and work in process;

          (d) all contracts, agreements, licenses and other commitments (i) set forth on Schedule 2.1(d) and/or (ii) entered into by Seller between the date hereof and the Closing Date which Buyer (in its sole discretion) agrees to assume as of the Closing Date (collectively, the "Purchased Contracts"), including, without limitation all rights to receive goods and services pursuant to such Purchased Contracts and to assert claims and take other rightful actions in respect of breaches, defaults and other violations of such Purchased Contracts;

          (e) all unearned cash and cash equivalents received by Seller prior to the Closing as prepaid amounts, deferred liabilities, advance payments and security deposits, solely to the extent such items correspond to the obligations which remain to be performed by Buyer after Closing under the Purchased Contracts;

          (f) all unearned credits, prepaid expenses, deferred charges, advance payments and security deposits paid by Seller prior to Closing in connection with the Purchased Contracts;

          (g) all books, records, manuals and other materials (in any form or medium), including, without limitation, all records and materials maintained at the headquarters of Seller, all technical and descriptive materials relating to the acquisition, design, development, use, or maintenance of computer code and program documentation and materials, including, without limitation, with respect to any Seller Intellectual Property, and all advertising matter, catalogues, price lists, correspondence, mailing lists, lists of customers, distribution lists, production data, sales and promotional materials and records, purchasing materials and records, personnel records and all rights relating to such personnel, manufacturing and quality control records and procedures, blueprints, research and development files, records, data and laboratory books, Intellectual Property disclosures, media materials and plates,
     accounting  records,   and  sales  order  files   (collectively,
     the "Purchased Materials"), but excluding any financial records or reports, accounts receivable and payable records, tax returns, privileged documents or work product (other than such documents or work product relating to the Purchased Assets);

          (h) all Governmental Approvals (as that term is defined in the Asset Purchase Agreement), to the extent transferable under Applicable Law (as that term is defined in the Asset Purchase Agreement); and

          (i) all guarantees, warranties, indemnities and similar rights in favor of Seller with respect to the Purchased Assets.


(collectively, the "Assets").

     The Assets, taken as a whole, constitute substantially all the properties and assets relating to or used and held for use in connection with the Debtor's business since June 8, 2001.

                         The Proposed Bidding Procedures
                         -------------------------------

     11. In order to provide a fair and competitive process for a party to make a bid for the Assets, the Debtor proposes certain bidding procedures (the "Bidding Procedures") which are attached hereto and marked as Exhibit A.

     12. As set forth in the Bidding Procedures, the Debtor proposes that parties may submit bids (in the form specified in the Bidding Procedures) in an amount of not less than $800,000 on or before the deadline set forth in the Bidding Procedures (the "Qualified Bids"). Prior to the hearing to consider the sale of the Assets (the "Sale Hearing"), the Debtor will identify the highest and best offer for the Assets and the Debtor will submit that bid for approval to the Court at the Sale Hearing. Immediately prior to the Sale Hearing, any party having previously submitted a Qualified Bid and Sylvan will be eligible to participate in an auction conducted at the law offices of Shapiro Sher & Guinot to determine if any bidding parties desire to increase previously submitted bids.

     13. The Debtor believes that the Bidding Procedures will allow the Debtor to efficiently and effectively sell the Assets for the highest and best price.

     14. The Debtor shall distribute the Bidding Procedures, upon approval of the Court, to (i) all parties known to the Debtor to have expressed an interest in the Assets, (ii) to all parties the Debtor believes may have such an interest, and (iii) Sylvan. The Debtor Should Be Authorized To Pay a Break-up Fee

     15. The Asset Purchase Agreement provides for a "break-up fee" payable to Sylvan, as an allowed administrative claim under certain circumstances, as more fully set forth in section 9.1 of the Asset Purchase Agreement. The Break-Up Fee of $25,000.00 (the "Break-Up Fee") is estimated to equate to the actual costs incurred by Sylvan related to the Asset Purchase Agreement.

     16. Because Sylvan incurred expenses and costs in connection the Asset Purchase Agreement, it is appropriate that Sylvan be paid a Break-Up Fee if its efforts and expenditures in connection with the Asset Purchase Agreement result in a higher and better sales price for the Assets.

     17. "By design, a 'break-up fee' is an incentive payment to an unsuccessful bidder who placed the estate property in a sales configuration mode to attract other bidders to the auction." In re Integrated Resources, 147 B.R. 650, at 659 (S.D.N.Y. 1992) (internal quotation omitted). Well-settled case law establishes that courts should consider three factors in determining whether to approve expense reimbursements and break-up fees:

          (a) whether the relationship of the parties is tainted by self-dealing or manipulation;

          (b) whether the protections hamper, rather than encourage, bidding; and

          (c) whether the amount of fees is unreasonable in relation to the proposed transaction price.

Integrated Resources, 147 B.R. at 657.

     18. The proposed Break-Up Fee of 3.3% of the purchase price is clearly within the range of break-up fees typically approved by Bankruptcy Courts. See, e.g., In re Worldwide Direct, Inc. Case No. 99-108 (MFW) (Bankr. D. Del. February 26, 1999) (approving a break-up fee of 3.1% of the proposed purchase price); In re Montgomery Ward Holding Corp., Case No. 97-1409 (PJW) (Bankr D. Del. June 15, 1998) (approving 2.7% break-up fee); In re Medlab, Inc., Case No. 97-1813 (PJW) (Bankr. D. Del. April 28, 1998) (break-up fee of 3.12% approved); In re U.S. One Communication Corp., Case No. 97-1196 (PJW) (Bankr. D. Del. October 17, 1997) (approving break-up fee of 3%); In re Edison Brothers Stores, Inc. Case No. 95-1354 (PJW) (Bankr. D. Del. December 29, 1995) (approving break-up fee of 3.5%).

     19. The negotiations of the Asset Purchase Agreement between the Debtor and Sylvan have been at arm's length and in good faith. The Asset Purchase Agreement has put the Assets in a sales configuration that will encourage bidding and has established a bid standard and minimum for other bidders. The amount of the requested break-up fee is reasonable in relation to the proposed purchase price and is equivalent to the expected costs and expenses to be incurred by Sylvan in connection with the Asset Purchase Agreement.

     20. The sale notice attached hereto as Exhibit B satisfies the requirements for the notice of a sale of substantially all of the Debtor's assets. See Naron & Wagner, Chartered, 89 B.R. 85 (Bankr. D. Md. 1988).

                                   Cure Claims
                                   -----------

     21. As set forth in the Sale Motion, the Debtor seeks to assume and assign various executory contracts to Sylvan.

     22. Pursuant to the Asset Purchase Agreement and 11 U.S.C. Section 365 of the Bankruptcy Code, all defaults under the Debtor's contracts proposed to be assumed and assigned (the "Executory Contracts") must be cured.

     23. The Debtor requests that the Court establish a deadline for the filing of cure claim amounts, if any, by parties to the Executory Contracts. The Debtor requests that the same deadline for the submission of bids under the bid procedures be set as the bid deadline for submission of cure claims.

     24. Attached hereto as Exhibit C is a proposed notice to be sent to the parties to the Executory Contracts advising them of a deadline for such parties to assert the amount and basis of cure claims, if any, as well as the deadline to object to assumption and assignment of any contracts (the "Cure Notice").

     WHEREFORE, Caliber Learning Network, Inc., Debtor and Debtor-in-Possession, respectfully requests the following relief:

     A. Approving the Bidding Procedures for bids on the Purchased Assets;

     B. Approving the Break-Up Fee;

     C. Establishing a deadline for the filing of cure claims with respect to the executory contracts which are to be assumed pursuant to the Asset Purchase Agreement and approving form of Cure Notice; and

     D. Granting such other and further relief as this case may require and the Court deems just and proper.



                                             /s/ JOEL I. SHER
                                             -----------------------------------
                                             Joel I. Sher, Bar No. 00719
                                             Kimberly M. Stoker, Bar No. 08217
                                             Shapiro Sher & Guinot
                                             36 South Charles Street
                                             Suite 2000
                                             Baltimore, Maryland  21201
                                             (410) 385-0202

                                             Attorneys for Caliber Learning
                                               Network, Inc.

                           CERTIFICATE OF SERVICE
                           ----------------------

     I HEREBY CERTIFY that on this 13th day of August, 2001, a copy of the foregoing Emergency Motion for an for an Order Establishing Bidding Procedures for Sale of Substantially All of Its Assets Free and Clear of Liens, Claims, Encumbrances and Interests Pursuant to Asset Purchase Agreement were sent, by first-class mail to: Mark A. Neal, Esquire Acting Assistant United States Trustee Office of the United States Trustee 300 West Pratt Street Suite 350 Baltimore, Maryland 21201

                           Richard L. Wasserman, Esquire
                           Venable Baetjer & Howard
                           Two Hopkins Plaza
                           Suite 1800
                           Baltimore, Maryland 21201

                           Jeffrey Orenstein, Esquire
                           One Central Plaza
                           11300 Rockville Pike, Suite 408
                           Rockville, Maryland 20852

                           Attached Service List



                                                /s/ KIMBERLY M. STOKER
                                                --------------------------------
                                                Kimberly M. Stoker

                             BIDDING PROCEDURES
                             ------------------


I.   General Provision:
     -----------------

     Set forth below are the bidding procedures (the "Bidding Procedures") to be employed with respect to the prospective sale by Caliber Learning Network, Inc. (the "Debtor") of certain assets as more fully set forth in the Debtor's Motion for Approval of Asset Purchase Agreement with Sylvan Learning Systems, Inc. (the "Sale Motion"). The Sale Motion seeks approval of the Bankruptcy Court to sell substantially all of the Debtor's assets, including specified contracts (the "Assets") to Sylvan Learning Systems, Inc. or its assigns ("Sylvan") for $750,000.00 or to another purchaser who submits the highest and best offer for the purchase of the Assets (of an amount of not less than $800,000.00). Attached to the Sale Motion is a copy of the Asset Purchase Agreement between the Debtor and Sylvan (the "Asset Purchase Agreement"). Attached to the Asset Purchase Agreement is a list of executory contracts that are included in the sale of Assets. A hearing on the Sale Motion is scheduled for _______________, 2001, (the "Sale
Hearing") in the United States Bankruptcy Court for the District of Maryland, located in Baltimore, Maryland.

     On August _____, 2001, pursuant to the Debtors' Motion for an Order Establishing Bidding Procedures for Sale of Substantially All of the Debtor's Assets Free and Clear of Liens, Claims, Encumbrances, and Interests Pursuant to Asset Purchase Agreement (the "Bidding Procedures Motion") the Bankruptcy Court entered an Order authorizing the implementation of these Bidding Procedures. At the Sale Hearing the Debtor will seek approval of the proposed sale of the Assets to Sylvan, or to such other party that submits the highest and best offer for the

Assets pursuant to these Bidding Procedures (as determined in the business judgment of the Debtor).

II.  Negotiation of Offers:
     ---------------------

     The Debtor shall have the sole right to evaluate any offer made to purchase the Assets, determine the highest and best offer for the Assets (for which the Debtor will seek Court approval), and to negotiate with respect to offers for the purchase of the Assets.

III. Required Bid Documents:
     ----------------------

     All bids on the Assets must be submitted by the Bid Deadline as defined herein. All bids must include the following hard-copy paper documents (the "Bid Documents"):

     A. A bid in the amount of not less than $800,000.00 without any contingency for financing, with an acknowledgement that it is to be paid in cash or immediately available funds at closing;

     B. An acknowledgement by the bidder that it also agrees to the terms for sale set forth in the Asset Purchase Agreement except for specifically enumerated proposed modifications (which in no event may include a financing contingency).

     C. A certified check representing a good faith deposit in an amount equal to $100,000, payable to the order of Caliber Learning Network, Inc. Any party claiming a lien on the Assets and making a credit bid must submit a deposit based upon the full amount of the bid without regard to the amount of credit included within such bid.

     D. Written evidence of a binding commitment for financing or other evidence of the bidder's ability to consummate the applicable transaction and perform, which may be satisfied by the provision of the bidder's current audited financial statement, the most recent quarterly report filed with the Securities and Exchange Commission, if the bidder is a public entity, or, if the bidder is an entity formed for the purpose of acquiring the Assets, current audited financial statements of the equity holder(s) of the bidder and those entities shall guarantee the performance of such bidder, and/or such other form of financial disclosure acceptable to the Debtor.

     E. A full disclosure of the identity of each entity that will be acquiring an interest in the Assets, or participating in connection with the bid. Further, each bid should provide sufficient financial detail and other information regarding both the bidder and all other parties connected with the bid, if any, to satisfy the Debtor with respect to the requirements enumerated in Section 363(m) of the Bankruptcy Code or as provided for elsewhere herein.

     F. Written evidence that the bidder has obtained authorization and approval from its Board of Directors (or comparable governing body) with respect to the submission of its bid and authorization to consummate the applicable transaction, or a representation that no such authorization or approval is required.

IV.  Bid Deadline:
     ------------

     To be considered a timely bid, a bid containing each of the Bid Documents must be delivered to counsel for the Debtor at Shapiro Sher & Guinot, 36 South Charles Street, Suite 2000, Baltimore, Maryland 21201-3147, Attn: Joel I. Sher, Esquire, so that it is received not later than 4:00 PM (prevailing Eastern Time) on _____________, 2001 (the "Bid Deadline"). The Debtor may, in its sole discretion, extend the Bid Deadline once or successively without further notice (so long as it does not extend past the Sale Hearing date), but is not obligated to do so.

V.   Open Auction:
     ------------

     In the event that the Debtor receives bids that satisfy the bid requirements herein (the "Qualified Bids"), and in the sole discretion of the Debtor, the Debtor may conduct an auction with respect to the sale of the Assets (the "Open Auction"). The Open Auction shall take place immediately prior to the Sale Hearing, at the law offices of Shapiro Sher & Guinot in Baltimore, Maryland. The Debtor shall notify all parties that submitted Qualified Bids and Sylvan that they may participate in the Open Auction. Only parties that have submitted Qualified Bids and Sylvan may participate in the Open Auction.

VI.  Highest and Best Bid:
     --------------------

     The Debtor's presentation to the Bankruptcy Court for approval of a particular bid does not constitute the Debtor's acceptance of the bid. The Debtor has accepted a bid only when the bid has been approved by the Bankruptcy Court at the Sale Hearing. Any bid shall not be deemed rejected by the Debtor until such rejection is communicated in writing by the Debtor.

     In evaluating whether a Bidder has submitted the higher or better bid the Debtor may consider, among other things: (i) the purchase price proposed in the bid; (ii) the bidder's financial situation and relevant wherewithal; (iii) any proposed modifications to the terms of the sale; and (iv) the probability of prompt closing.

     The proposed sale of the Assets may be withdrawn, without liability, prior to, during or after the Bid Deadline for any reason, including a private sale or a determination that a sale pursuant to the terms and condition of these Bidding Procedures is not in the best interest of the Debtors.

     Upon the failure to consummate the sale of the Assets after the Sale Hearing because of a breach or failure on the part of the successful bidder, the next highest Qualified Bid, if any, as disclosed at the Sale Motion Hearing, will be deemed the successful bid without further order of the Bankruptcy Court.

VII. Good Faith Deposit:
     ------------------

     Each deposit submitted pursuant to these bidding procedures will be held in escrow until the earlier of (i) 48 hours after the sale of the Assets has closed, and (ii) thirty (30) days after the Sale Hearing, unless such bid is expressly rejected by the Debtor at an earlier date. In the event that the successful bidder fails to consummate the purchase of the Assets following the Sale Hearing, due to a breach by such bidder, the Debtor shall retain that bidder's deposit as liquidated damages and have such other remedies as may be set forth in any applicable agreement.

VIII. Due Diligence:
      -------------

     Unless specific exception is granted herein, each bidder must complete all required due diligence prior to the submission of its bid. The Debtor will produce due diligence information to potential bidders who request such information in writing by contacting Joel I. Sher, Esquire at Shapiro Sher & Guinot, 36 South Charles Street, Suite 2000, Baltimore, Maryland 21201-3147, or such other advisors as designated by the Debtors. The Debtors may require any interested potential bidder to sign an appropriate confidentiality agreement. The Debtor shall not be obligated to furnish any due diligence information after the Bid Deadline or to any person that the Debtor determines is not reasonably likely to submit a Qualified Bid. Bidders are advised to exercise their own discretion before relying on any information regarding the Assets provided by anyone other than the Debtor or its representatives.

IX.  "As Is, Where Is":
     -----------------

     The sale of the Assets shall be on an "as is, where is" basis and without representation or warranties of any kind, nature or description by the Debtor, its agents, or its estates, except to the extent set forth in the Asset Purchase Agreement of the successful bidder as accepted by the Debtor. Except as provided in such agreement, all of the Debtor's right, title and interest in and to the Assets shall be sold free and clear of liens, claims, interests and encumbrances, if any, in accordance with Section 363 of the Bankruptcy Code.

     Each bidder shall be deemed to acknowledge and represent that it has had an opportunity to inspect and examine the Assets and conduct any and all due diligence regarding the Assets prior to making its bid, that it has relied solely upon its own independent review, investigation and /or inspection of any documents and/or the Assets in making its bid, and that it did not rely upon or receive and written or oral statements, representations, promises, warranties or guaranties whatsoever, whether express, implied, by operation of law, or, with respect to the Assets, the completeness of any information provided in connection with the sale of the Assets, except as expressly stated in these Bidding Procedures.


X.   Sale Hearing:
     ------------

     The Sale Hearing is presently scheduled to take place on ______________________, at _______.m. The Sale Hearing may be adjourned or rescheduled without notice by an announcement of the adjourned date at the Sale Hearing. At the Sale Hearing, the Debtor shall present to the Bankruptcy Court for approval the successful bid for the Assets and will seek an order ruling on all objections which were not resolved prior to that time.

XI.  Reservation of Rights:
     ---------------------

     The Debtor may, in its sole discretion (a) determine, in its business judgment, which bid, if any, is the highest or best offer for the Assets; and
(b) reject at any time before entry of an Order by the Bankruptcy Court approving a successful bid, any bid that, in the Debtor's sole discretion, is
(i) inadequate or insufficient, (ii) not in conformity with the requirements of the Bankruptcy Code, or (iii) contrary to the best interests of the Debtor, its estate and its creditors.

     The Debtor shall have the right to adopt such other rules for the bidding process which, in the Debtor's sole judgment, will better promote the goals of the bidding process. In no event will these rules be changed without the consent of Sylvan to either (i) eliminate the requirement for a public auction should a Qualified Bid be received by the Debtor, or (ii) lower the minimum amount of the purchase price necessary to be a Qualified Bid.

                      IN THE UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF MARYLAND
                              (Baltimore Division)

In re:                                 *

CALIBER LEARNING NETWORK, INC.,        *   Case No. 01-5-9533-JFS
                                            Chapter 11)
          Debtor.                      *

*  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *


                            NOTICE OF DEBTOR'S MOTION
                      FOR APPROVAL OF SALE OF SUBSTANTIALLY
          ALL OF ITS ASSETS FREE AND CLEAR OF LIENS, CLAIMS, INTERESTS
              AND ENCUMBRANCES PURSUANT TO ASSET PURCHASE AGREEMENT
          ------------------------------------------------------------

     PLEASE TAKE NOTICE that Caliber Learning Network, Inc., Debtor and Debtor-in-Possession (the "Debtor"), filed a Motion for Approval of Asset Purchase Agreement with Sylvan Learning Systems, Inc. (the "Sale Motion"). The Sale Motion proposes to sell substantially all of the assets of the Debtor.

                             Introductory Statement
                             ----------------------

The purpose of this notice is to provide information about the Debtor's proposed sale of substantially all of its assets to Sylvan Learning Systems, Inc. or its assigns ("Sylvan") as well as the assumption and assignment of certain of the Debtor's executory contracts to Sylvan. As explained more fully in the Sale Motion, pursuant to an Asset Purchase Agreement (the "Asset Purchase Agreement") negotiated and entered into by the Debtor and Sylvan, Sylvan proposes to purchase, subject to Bankruptcy Court approval, substantially all of the Debtor's assets (the "Assets"), free and clear of liens, claims, interests and encumbrances, for the aggregate amount of $750,000.00. The terms and conditions of the sale of the Assets to Sylvan are fully set forth in the Asset Purchase Agreement, a copy of which is attached to the Sale Motion. Pursuant to the Asset Purchase Agreement and as more fully set forth therein, the Assets which the Debtor intends to sell to Sylvan are the following:

          (a) all machinery, equipment, furniture, furnishings and similar property (collectively, "FF&E") set forth on Schedule 2.1(a) of the Asset Purchase Agreement and all other FF&E used or held for use by Seller in connection with the Business as conducted by Seller since June 8, 2001);

          (b) all of the Seller's Intellectual Property (as that term is defined in the Asset Purchase Agreement):

          (c) all inventories. including all unused or reusable materials, stores, parts, supplies and work in process;

          (d) all contracts, agreements, licenses and other commitments (i) set forth on Schedule 2.1(d) of the Asset Purchase Agreement and/or
     (ii) entered into by Seller between the date hereof and the Closing Date which Buyer (in its sole discretion) agrees to assume as of the Closing Date (collectively, the "Purchased Contracts"), including, without limitation all rights to receive goods and services pursuant to such Purchased Contracts and to assert claims and take other rightful actions in respect of breaches, defaults and other violations of such Purchased Contracts;

          (e) all unearned cash and cash equivalents received by Seller prior to the Closing as prepaid amounts, deferred liabilities, advance payments and security deposits, solely to the extent such items correspond to the obligations which remain to be performed by Buyer after Closing under the Purchased Contracts;

          (f) all unearned credits, prepaid expenses, deferred charges, advance payments and security deposits paid by Seller prior to Closing in connection with the Purchased Contracts;

          (g) all books, records, manuals and other materials (in any form or medium), including, without limitation, all records and materials maintained at the headquarters of Seller, all technical and descriptive materials relating to the acquisition, design, development, use, or maintenance of computer code and program documentation and materials, including, without limitation, with respect to any Seller Intellectual Property, and all advertising matter, catalogues, price lists, correspondence, mailing lists, lists of customers, distribution lists, production data, sales and promotional materials and records, purchasing materials and records, personnel records and all rights relating to such personnel, manufacturing and quality control records and procedures, blueprints, research and development files, records, data and laboratory books, Intellectual Property disclosures, media materials and plates, accounting records, and sales order files (collectively, the "Purchased Materials"), but excluding any financial records or reports, accounts receivable and payable records, tax returns, privileged documents or work product (other than such documents or work product relating to the Purchased Assets);

          (h) all Governmental Approvals (as that term is defined in the Asset Purchase Agreement), to the extent transferable under Applicable Law (as that term is defined in the Asset Purchase Agreement); and

          (i) all guarantees, warranties, indemnities and similar rights in favor of Seller with respect to the Purchased Assets.

     (collectively, the "Assets").

     The Assets, taken as a whole, constitute substantially all the properties and assets relating to or used and held for use in connection with the Debtor's business since June 8, 2001.

     The Sale Motion seeks approval of the Asset Purchase Agreement pursuant to 11 U.S.C. Sections 105, 363 and 365 and Rules 2002, 6004, 6006 and 9014 of the
Federal Rules of Bankruptcy Procedure.

                                   Definitions
                                   -----------

     Unless otherwise defined herein, the capitalized terms used in this Notice shall be defined as set forth in the Asset Purchase Agreement.

                                   Disclaimer
                                   ----------

     Unless otherwise stated herein, the estimates, projections, and valuations herein are the Debtor's estimates and have not been subject to independent review or audit. All parties are free to conduct and formulate their own estimates, projections, and valuations, which may vary materially from those of the Debtor. The descriptions of the Sale Motion and the Asset Purchase

Agreement are summaries only and all parties should carefully review those documents in their entirety prior to reaching any conclusions with respect to them.

                              The Debtor's Business
                              ---------------------

     The Debtor is a Maryland corporation with its principal place of business at 509 South Exeter Street, Suite 400, Baltimore, Maryland. The Debtor owns and operates a distance learning network integrating wide-area network computing and Internet technology and provides an e-learning infrastructure and services to major corporations in support of their strategic initiatives, enabling corporations to rapidly disseminate important corporate knowledge throughout their widespread organization.

     Prior to the Petition Date, the Debtor operated a network of technologically connected classrooms (the "Learning Centers") in major cities throughout the United States and Canada. Due to the change in the focus of the business, the Debtor closed all of its Learning Centers and focused its business on e-learning infrastructure.

     The Debtor has been forced to make some difficult decisions during, and immediately prior to, its bankruptcy filing. Twice, the Debtor has been required to make significant reductions in its workforce. Additionally, the Debtor has closed all of the Learning Centers, and has rejected the majority of its unexpired leases of non-residential real property. Since the petition date the Debtor has not been able to obtain a significant amount of new contracts to sustain its operations and perform profitability over any extended period. It has been surviving primarily by cash on hand and the collection of its accounts receivable. Moreover, the Debtor does not believe it will be able to sustain its business operations at a rate needed to fund an acceptable plan of reorganization. After due consideration, and in the exercise of its business judgment, the Debtor has determined that the best scenario for maximizing the value of its assets is to sell the majority of its remaining assets to the highest and best offer. Moreover, it is critical that the Debtor is permitted to effectuate a sale of the Assets as quickly as possible in order to preserve the remaining value of the Assets.

                           The Chapter 11 Proceedings
                           --------------------------

     The Debtor filed a Voluntary Petition under Chapter 11 of the Bankruptcy Code on June 15, 2001 (the "Petition Date"). Since the initiation of this bankruptcy case, the Debtor remains in possession of its property and continues to manage its financial affairs as a debtor-in-possession pursuant to Sections 1107 and 1108 of the Bankruptcy Code.

     On July 3, 2001, the United States Trustee appointed an official committee of unsecured creditors (the "Committee"). No Trustee or examiner has been appointed.

                          The Asset Purchase Agreement
                          ----------------------------

     The Asset Purchase Agreement is attached to the Sale Motion. For a complete understanding of all of the terms and obligations set forth in the Asset Purchase Agreement a review of the Sale Motion and the Asset Purchase Agreement is required. The Debtor, however, presents this summary of the Asset Purchase Agreement.

     A. THE BUYER. The buyer is Sylvan Learning Systems, Inc., a Maryland corporation or its assigns. Sylvan is the majority shareholder of a minority shareholder of the Debtor. Sylvan and the Debtor are also parties to a management agreement, has loaned various monies to the Debtor and has guaranteed various leases of non-residential real property on behalf of the Debtor.

     B. PURCHASE PRICE. Sylvan will purchase the Assets for the aggregate amount of $750,000.00 (the "Purchase Price"). The Purchase Price shall be paid by: (i) offsetting and reducing, on a dollar-for-dollar basis, the amount owed by the Debtor to Sylvan under (a) sums outstanding, if any, under any Post-Petition Secured Promissory Notes from the Debtor to Sylvan,[Footnote 1] and (b) a certain Secured Promissory Note from the Debtor to Sylvan in the original amount of $300,000 dated June 8, 2001 (collectively, the "Sylvan Credit") and (ii) to the extent the Purchase Price exceeds the amount of the Sylvan Credit, Sylvan will pay the difference at the closing in immediately available funds. Sylvan asserts an additional pre-petition secured claim against the Debtor in the approximate principal amount of $6.1 million. Sylvan and the Debtor have agreed that this claim will not be available to Sylvan for any credit bid under the Asset Purchase Agreement and all parties reserve all of their rights with respect to this claim.

     C. BANKRUPTCY COURT APPROVAL. The Agreement is contingent upon approval of the Bankruptcy Court.

     D.   ASSUMPTION AND ASSIGNMENT.  The Agreement provides that the Debtor may
          assign  certain   executory   contracts  to  Sylvan  (the   "Executory
          Contracts").

     E. EXCLUDED ASSETS. Assets which are excluded from the Asset Purchase Agreement are the Debtor's accounts receivable, as well as causes of action (except as set


-------------
1 The Debtor has debtor-in-possession financing with availability of up to $1,500,000 with Sylvan, but has not yet had the need to draw on that line of credit. To the extent that the Debtor incurs debt under this facility, or any new facilities with Sylvan, the amount of this debt can also be used by Sylvan as a credit bid in accordance with the terms of the Asset Purchase Agreement.

          forth in the Asset Purchase Agreement) and certain miscellaneous furniture, fixtures and equipment.

                          The Bidding Procedures Motion
                          -----------------------------

     Simultaneously with the Sale Motion, the Debtor filed a Motion for Order Establishing Bidding Procedures for the Sale of Substantially All of the Debtor's Assets Free and Clear of Liens, Claims, Encumbrances and Interests Pursuant to the Asset Purchase Agreement (the "Bidding Procedures Motion").

     Attached to the Bidding Procedures Motion are proposed procedures for the Debtor to solicit higher and better offers for the Assets. If the Debtor, in its business judgment obtains a higher and better offer, it will seek approval for the higher and better offer for the Assets. Parties should review the bid procedures to determine the exact procedures for submitting their higher and better bids.

     As is customary with sales in bankruptcy proceedings that are subject to bid solicitation, the Agreement provides for a "break-up fee" of $25,000 (the "Break-Up Fee") payable to Sylvan, as an allowed administrative claim under certain circumstances, as more fully set forth in section 9.1 of the Asset Purchase Agreement. The Bidding Procedures Motion seeks approval of the Break-Up Fee.

     The Bidding Procedures Motion also seeks approval of a Notice (the "Cure Claim Notice") to be sent to all parties to the executory contracts that may assert claims for amounts necessary for the Debtor to cure any alleged default pursuant to any Executory Contract (the "Cure Claimants"). The Cure Claim Notice, if approved by the Court, will set the deadline for parties to assert cure claims, if any, prior to the Sale Motion Hearing. Parties to the Executory

Contracts who fail to file cure claims by the deadline set forth in the Cure Claims Notice will forever be barred from asserting such claims. The Debtor currently estimates that the aggregate amount of the cure claims is approximately $25,000. This estimate is subject to change.

                              The Avoidance Actions
                              ---------------------

     Sylvan will not be purchasing any avoidance actions belonging to the Debtor, including avoidance actions belonging to the Debtor and arising under sections 542 through 550 of the Bankruptcy Code (the "Avoidance Actions"). The Debtor is not presently in a position to quantify and value, or to fully identify, all the potential Avoidance Actions which the estate could bring but whatever those Avoidance Actions may be, they are retained by the Debtor for the benefit of the estate.

                     Reasons for and Benefits of the Motion
                     --------------------------------------

     Among the reasons for determining that the Asset Purchase Agreement is in the best interest of the Debtor and its estate is as follows:

     A. THE REASONABLENESS OF THE PURCHASE PRICE. Based on the preliminary valuation of Penta Advisory Services, LLC, as discussed more fully below, the Debtor believes that the Purchase Price represents the reasonable fair market value for the Assets. Furthermore, the ability for higher and better offers at any hearing to approve the Asset Purchase Agreement provides assurances that the Purchase Price is reasonable. In addition, prior to entering into the Asset Purchase Agreement with Sylvan, the Debtor sent out private placement memoranda to various specially-targeted entities. By the private placement memoranda, the Debtor sought a purchaser of the Assets or a strategic investor/partner. Although the Debtor received no concrete offers as a result of the circulation of the private placement memorandum, there has been some indication that at least one additional entity may consider offering a higher and better offer for the Assets during the bidding process. Additionally, this process may spark others to come forward. Even if an additional offer does not materialize, based on current valuations, Sylvan's offer is reasonable.

     B. THE ROLE OF THE ASSETS IN THE DEBTOR'S FUTURE OPERATIONS. The Assets will be converted to cash at their current value and will be retained to fund a plan of liquidation.

                         Debtor's Financial Information
                         ------------------------------

     A.   The Debtor's Financial Performance
          ----------------------------------

     While the Debtor has been successful in collecting its accounts receivable, (which were valued, as of the Petition Date, at approximately $2.2 million), it has not been able to obtain a significant amount of new contracts to sustain its operations and profitability over any extended period. It has been surviving primarily by cash on hand and the collection of its accounts receivable. While it has not yet had to draw down on its DIP financing facility, the Debtor does not believe it will be able to sustain its business operations at a rate needed to fund an acceptable plan of reorganization.

     B.   The Value of the Assets
          -----------------------

     The Debtor has engaged Penta Advisory Services, LLC ("Penta") to provide a valuation of the Assets. Penta has completed its preliminary appraisal and, subject to adjustment in the final appraisal, places a market value on the Assets in the range of $750,000 to $1.5 million.

     C.   Liens on the Assets
          -------------------

     In order to facilitate a sale of the Assets, the Debtor requires that the Assets be sold free and clear of any and all Liabilities that may be asserted, with such Liabilities to attach to the proceeds of sale. Sylvan asserts a blanket lien on the Debtor's assets in accordance with a pre-petition alleged secured claim in the approximate principal amount of $6.1 million, as well as an additional loan in the amount of $300,000.[Footnote 2] Additionally, the Debtor has a debtor-in-possession financing facility (the "DIP Loan") with Sylvan pursuant to which Sylvan is granted a lien on the Debtor's assets. At this time, the Debtor has not drawn down on the DIP Loan.

     On or about April 14, 1997, the Debtor entered into a Lease Agreement (the "Lease") with SHL Financial Services, Inc. ("SHL"), the predecessor-in-interest to CIT. Pursuant to the Lease, the parties entered into and executed separate schedules which specified items which were subject to the Lease (collectively, the "Schedules"). Certain of the Assets to be sold includes Equipment listed on the Schedules and purportedly "leased" by the Debtor. Subsequently, the assets of SHL were acquired by CIT. CIT is the successor-in-interest to SHL. It is the Debtor's position that the Lease and the Schedules constitute a disguised financing arrangement and that the resultant claim is unsecured due to the lack of a valid security interest or properly filed financing statement. CIT disputes the legal effect of the Lease and the Schedules, i.e., whether the Lease and the Schedules represent a "true lease" or a disguised financing statement. Because of the nature of this issue, CIT's interest in the Assets is in bona fide dispute.


-------------
2 The $6.1 million claim may be subject to avoidance by the Debtor. As discussed above, this alleged secured claim will not be available for use as a credit bid. However, the lien will attach to the sale proceeds to the same nature, extent and priority as the lien attaches to the Assets and subject to the rights of the parties to challenge the lien.

     However, because the sale will be free and clear of liens, with all liens on the Assets, if any, to attach to the proceeds of sale of the Assets with the same force, effect and priority as such liens have on the Assets, subject to the rights and defenses, if any, of the Debtor and any party in interest with respect thereto, the closing under the Asset Purchase Agreement is not dependant upon a determination of the amount and priority of the liens of Sylvan, CIT, or any other party who may assert liens.

     D.   The Scheduled Value of the Assets
          ---------------------------------

     A summary of the Debtor's schedules and statement of financial affairs reflects the following scheduled assets as of the Petition Date: (i) financial accounts: $342,414.32, (ii) security deposits: $370,407.50, (iii) audio, video and computer equipment: $12,597,323.87, (iv) accounts receivable: $2,226,743.27,
(v) office equipment and furnishings: $9,285,277.10, (vi) equipment and supplies used in business: $643,454.82, and (vii) other personal property: $15,299,969.87 (the "Scheduled Assets").

     It should be noted that the value of the Scheduled Assets is at book value, which, generally under GAAP, is equal to the actual cost of the asset minus depreciation. Accordingly, while accurate for accounting purposes, the scheduled value does not reflect the amount that could be realized from the Scheduled Assets if converted to cash over a reasonable time.

     Additionally, a substantial portion of the Scheduled Assets are in the nature of personal property which was acquired by virtue of equipment "leases." However, the Debtor believes that the "leases" are disguised financing arrangements and not true leases. Moreover, most of the personal property was used by the Debtor, pre-petition, in its out of state Learning Centers--these are the Learning Centers which the Debtor closed. With respect to much of its personal property which it acquired by virtue of the CIT "leases," the Debtor conferred with a nationally-known equipment liquidation specialist who reviewed the property and who made proposals and gave parameters for conducting a sale of the property. Based on these proposals, the Debtor determined that the sale value of the property was speculative and that the cost of a potential sale would be prohibitive and expose the estate to a net loss. Accordingly, the Debtor abandoned substantially all of the personal property in the Learning Centers.

     The Debtor's substantial liabilities are also a countervailing force against the value of its assets. A summary of the Debtor's schedules and statement of financial affairs reflects the following liabilities as of the Petition Date: (i) secured claims of Sylvan: $6,400,000.00, (ii) priority claims for wages: $46,905.00, (ii) claim of CIT pursuant to "lease" of personal property: $13,000,000.00, and (iv) general accounts payable: $5,040,797.75.

     E.   The Proposed Use of the Sale Proceeds

     The net sale proceeds will be used to fund the liquidation of the Debtor's remaining assets pursuant to a plan of liquidation which the Debtor will propose.

     F.   The Estimated Distribution to Creditors

     At this juncture, it is premature to forecast a possible distribution to creditors. As of the Petition Date, there were scheduled claims against the Debtor's estate in the approximate amount of $23.4 million. Until the Debtor has finalized the liquidation of its assets, which include accounts receivable and potential causes of action, the Debtor cannot, with any degree of certainty, estimate the amount of any distribution to creditors.

     G.   The Liquidation Alternative

     In a straight liquidation alternative, the Debtor would cease all operations, terminate the employment of all personnel except as necessary for security purposes, and, possibly, close the Debtor's books and accounts to protect cash and other assets. This alternative will lead to an "under the hammer" auction for the Debtor's Assets which is likely to bring a price much lower than that the Debtor will obtain as a result of the consummation of the Asset Purchase Agreement.

     H.   The Anticipated Future of the Debtor

     After the closing of the Asset Purchase Agreement, the Debtor will focus on the proposal and confirmation of a plan of liquidation and the monetizing of its remaining assets which primarily consist of accounts receivable, as well as potential causes of action. Additional Information A copy of the Sale Motion is on file with the Bankruptcy Court and may be examined in the Clerk's Office in the United States Courthouse, 101 West Lombard Street, Baltimore, Maryland, during the normal business hours of 8 a.m. and 4 p.m., Monday through Friday. Additionally, the Clerk's office maintains a file containing all pleadings and orders filed in the Debtor's case which may also be reviewed during normal business hours.

Parties requiring additional information may contact:

                              Joel I. Sher, Esquire
                              Shapiro Sher & Guinot
                              36 South Charles Street, 20th Floor
                              Baltimore, Maryland  21201
                              (410) 385-0202
                              Attorneys for Caliber Learning Network, Inc.

      Court Review and Consideration of Sale Motion and Objections Thereto
      --------------------------------------------------------------------

     The Sale Motion is subject to Bankruptcy Court approval. Details for the approval process are set forth below.

     A. HEARING ON THE SALE MOTION. The Court has set a hearing for ____.m., September ___, 2001 (the "Hearing Date') in Courtroom 9D, United States Courthouse, 101 West Lombard Street, Baltimore, Maryland, to consider the Sale Motion.

     B. OBJECTIONS TO THE SALE MOTION. Any party wishing to object to the Sale Motion must file an objection in writing, setting forth the factual and legal nature of the objection. The objection and the specific grounds thereof, and shall be filed with the Office of the Clerk, United States Bankruptcy Court for the District of Maryland, U.S. Courthouse, 101 W. Lombard Street, Baltimore, Maryland 21201, and served so as to be received no later than 4:00 p.m. on ___________, 2001 by: (i) counsel to the Debtor, Joel I. Sher, Esquire, Shapiro Sher & Guinot, 36 S. Charles Street, Suite 2000, Baltimore, Maryland 21201, (ii) counsel to the Creditor's Committee, Jeffrey Orenstein, Esquire One Central Plaza, 11300 Rockville Pike, Suite 408, Rockville, Maryland 20852, (iii) Office of the United States Trustee, 300 W. Pratt Street, Suite 350, Baltimore, Maryland, 21201 and (iv) counsel for Sylvan, Richard L. Wasserman, Esquire, Venable, Baetjer and Howard, LLP, 1800 Mercantile Bank & Trust Bldg, 2 Hopkins Plaza, Baltimore,

          Maryland 21201. Parties with any questions regarding the Sale Motion may also contact the undersigned counsel.

     C. HIGHER AND BETTER OFFERS. The Sale Motion is subject to higher and better offers to be made pursuant to the Bidding Procedures, as and when approved by the Bankruptcy Court.

     D. AMENDMENTS TO THE MOTION. The Debtor and Sylvan reserve the right to seek approval of such modifications to the Sale Motion and/or the Asset Purchase Agreement as may be just and proper at any time before the Court approves the Sale Motion. All such amendments and modifications are subject to approval by the Bankruptcy Court, which may be granted without further notice or with such further notice as the Court deems appropriate under the circumstances.



                                             /s/ JOEL I. SHER
                                             -----------------------------------
                                             Joel I. Sher, Bar No. 00719
                                             Kimberly M. Stoker, Bar No. 08217

                                             Shapiro Sher & Guinot
                                             36 South Charles Street, 20th Floor
                                             Baltimore, Maryland  21201
                                             (410) 385-0202

                                              Attorneys for Caliber Learning
                                                Network, Inc.

                      IN THE UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF MARYLAND
                              (Baltimore Division)

In re:                                 *

CALIBER LEARNING NETWORK, INC.,        *   Case No. 01-5-9533-JFS
                                            Chapter 11)
          Debtor.                      *

*  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *


             NOTICE OF DEADLINE TO OBJECT (i) MOTION FOR APPROVAL OF
                  ASSET PURCHASE AGREEMENT WITH SYLVAN LEARNING
          SYSTEMS, INC. AND (ii) TO FILE CLAIMS FOR AMOUNTS DUE TO CURE
                     DEFAULTS UNDER SUCH EXECUTORY CONTRACTS
          -------------------------------------------------------------

     PLEASE TAKE NOTICE that on ___________, 2001, Caliber Learning Network, Inc., Debtor and Debtor-in-Possession (the "Debtor") filed a (i) a Motion for Approval of Asset Purchase Agreement with Sylvan Learning Systems, Inc. (the "Sale Motion") and (ii) Emergency Motion for an Order Establishing Bidding Procedures for Sale of Certain of its Assets Free and Clear of Liens, Claims, Encumbrances and Interests Pursuant to Asset Purchase Agreement (the "Bidding Procedures Motion") As set forth in the Sale Motion, the Debtor seeks the authority to sell substantially all of its assets (the "Assets") to Sylvan Learning Systems, Inc. ("Sylvan") for the aggregate amount of $750,000.00. The proposed sale of the Assets will be free and clear of liens, claims, interests and encumbrances in the Assets, as more fully set forth in the Asset Purchase Agreement.

     PLEASE TAKE FURTHER NOTICE that the hearing on the Sale Motion shall be held on September ________, 2001 in Courtroom 9D, United States Courthouse, 101 West Lombard Street, Baltimore, Maryland. Any party-in-interest wishing to object to the Sale Motion must file an objection in writing, setting forth the factual and legal nature of the objection. The objection must be filed with the clerk, United States Bankruptcy Court for the District of Maryland, U.S. Courthouse, 101 West Lombard Street, Baltimore, Maryland 21201, and served so as to be received no later than 4:00 p.m. on ___________, 2001 by: (i) counsel to the Debtor, Joel I. Sher, Esquire, Shapiro Sher & Guinot, 36 S. Charles Street, Suite 2000, Baltimore, Maryland 21201, (ii) counsel to the Creditor's Committee, Jeffrey Orenstein, One Central Plaza, 11300 Rockville Pike, Suite 408, Rockville, Maryland 20852, (iii) Office of the United States Trustee, 300 W. Pratt Street, Suite 350, Baltimore, Maryland, 21201 and (iv) counsel for Sylvan, Richard L. Wasserman, Esquire, Venable, Baetjer and Howard, LLP, 1800 Mercantile Bank & Trust Bldg, 2 Hopkins Plaza, Baltimore, Maryland 210201.

     PLEASE TAKE FURTHER NOTICE that you have been identified as a party to one or more of the contracts that may be assumed by the Debtor and assigned to Sylvan in connection with the sale of the Assets (the "Executory Contracts"). Attached hereto is a list of all the Executory Contracts that are currently proposed to be assigned to Sylvan (the actual contracts eventually assigned in conjunction with the proposed sale may differ from those attached hereto.)

     PLEASE TAKE FURTHER NOTICE that any monetary defaults under any of the Executory Contracts must be cured as of the date of closing under the Asset Purchase Agreement in order for such Executory Contract to be assumed and/or assigned (a "Cure Obligation"). Accordingly, to the extent you contend that you are owed a Cure Obligation with respect to any Executory Contract, you must submit a Statement of Cure Claim which sets forth, with specificity, the basis and amount of all Cure Obligations you assert such that your Statement of Cure Claim is received no later than 4:00 p.m. on ___________, 2001 by counsel to the Debtor, Joel I. Sher, Esquire, Shapiro Sher & Guinot, 36 S. Charles Street, Suite 2000, Baltimore, Maryland 21201 (the "Cure Objection Deadline").

     PLEASE TAKE FURTHER NOTICE that unless a Statement of Cure Claim is filed and served by a party to an Executory Contract by the Cure Objection deadline, such party shall be deemed to have waived and released any such Cure Obligation and shall be forever barred and estopped from asserting a claim against the Debtor, the purchaser or any other assignee of the relevant contract that any additional amounts are due and owing or that defaults exist, or conditions to the assignment must be satisfied under the Executory Contract for the period prior to the closing.

     PLEASE TAKE FURTHER NOTICE that Statement of Cure Claims must set forth the cure amount the objector asserts is due, the specific types and dates of the alleged defaults, pecuniary losses and other conditions to assignment, and evidence in support thereof.

     PLEASE TAKE FURTHER NOTICE that any Statement of Cure Claim that asserts entitlement to attorneys' fees shall be allowed only to the extent that (A) the relevant contract provides for the payment of such attorneys' fees, and (B) the fees are reasonable and documented; provided, however, that any dispute concerning attorneys' fees, whether as to entitlement, reasonableness or documentation, shall be subject to the jurisdiction of the Bankruptcy Court.

     PLEASE TAKE FURTHER NOTICE that a hearing with respect to Statements of Cure Claims may be held (a) at the sale hearing or (b) such other date as the Bankruptcy Court may designate, provided that the subject contract is assumed and assigned, the cure amount asserted by the objecting party (or such lower amount as may be fixed by the Bankruptcy Court) shall be deposited in escrow by counsel to the Debtor or such other person as the parties may designate or the Court may direct, pending further order of the Bankruptcy Court or mutual agreement of the parties; and, provided further, that the purchaser shall not in any event be responsible for the Cure Obligation.

     PLEASE TAKE FURTHER NOTICE that a properly filed Statement of Cure Claim shall reserve such party's rights against the Debtor (but not against the purchaser) concerning the asserted Cure Obligation but shall not be deemed to constitute an objection to relief generally requested in the Sale Motion.

     PLEASE TAKE FURTHER NOTICE that if there is no dispute to your Cure Obligation, you will be paid at or near closing of the proposed sale, if approved. If your Cure Obligation is disputed, the Debtor will deposit the sale proceeds into a segregated account in an amount sufficient to pay all Cure Obligations, subject to resolution of the dispute and/or further order of the Bankruptcy Court.




                                             /s/ JOEL I. SHER
                                             -----------------------------------
                                             Joel I. Sher, Bar No. 00719
                                             Kimberly M. Stoker, Bar No. 08217

                                             Shapiro Sher & Guinot
                                             36 South Charles Street, 20th Floor
                                             Baltimore, Maryland  21201
                                             (410) 385-0202

                                             Attorneys for Caliber Learning
                                               Network, Inc.

                      IN THE UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF MARYLAND
                              (Baltimore Division)

In re:                                 *

CALIBER LEARNING NETWORK, INC.,        *   Case No. 01-5-9533-JFS
                                            Chapter 11)
          Debtor.                      *

*  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *


                    ORDER ESTABLISHING BIDDING PROCEDURES FOR
                SALE OF SUBSTANTIALLY ALL OF THE DEBTOR'S ASSETS
                FREE AND CLEAR OF LIENS, CLAIMS, ENCUMBRANCES AND
                 INTERESTS PURSUANT TO ASSET PURCHASE AGREEMENT
                -------------------------------------------------

     Upon consideration of Debtor's Emergency Motion for an Order Establishing Bidding Procedures for Sale of Substantially All of the Debtor's Assets Free and Clear of Liens, Claims, Encumbrances and Interests Pursuant to Asset Purchase Agreement (the "Bidding Procedures Motion") and good cause therefore having been shown, and due and proper notice of the Bidding Procedures Motion having been given, it is this 21st day of August, 2001, for the United States Bankruptcy Court for the District of Maryland,

     ORDERED, that the Bidding Procedures Motion is hereby GRANTED; and it is further

     ORDERED, that the Bidding Procedures attached to the Motion are hereby approved; and it is further

     ORDERED, that the Debtor is hereby authorized to send the Bidding Procedures to any prospective Bidders for the Assets (as such term is defined in the Motion); and it is further

     ORDERED, that payment of the Break-Up Fee (as defined in the Motion) to Sylvan Learning Systems, Inc. ("Sylvan") in the amount of $25,000 upon the terms set forth in the Asset Purchase

Agreement is hereby approved and allowed as an administrative expense claim in this case under sections 503(b) and 507(a)(1) of the Bankruptcy Code, is hereby approved; and it is further

     ORDERED, that the Debtor is hereby authorized to pay the $25,000 Break-Up fee to Sylvan immediately, without further order of this Court, if and when it is due pursuant to the terms of the Asset Purchase Agreement; and it is further

     ORDERED, that the Debtor shall provide notice to all parties to Executory Contracts (as the term is defined in the Motion) (the "Cure Claimants") which are proposed to be assigned pursuant to and in conjunction with the sale of the Assets of a deadline to assert claims for cure amounts for such contracts ("Cure Claims"). Such notice shall provide a deadline of September 7, 2001, for filing such claims; and it is further

     ORDERED, that unless a Cure Claim is filed by a Cure Claimant by the deadline provided herein, such Cure Claimant shall be deemed to have waived and released any such Cure Claim and shall be forever barred and estopped from asserting any claims against the Debtor, the purchaser of the Assets or any other assignee of the relevant executory contract that any additional amounts are owed or that a default exists; and it is further

     ORDERED, that the form of Notice of Cure Claimants, attached to the Bidding Procedures Motion is hereby approved; and it is further

     ORDERED, that the hearing on the Debtor's Motion for Approval Of Asset Purchase Agreement with Sylvan Learning Systems, Inc. (the "Sale Motion") shall be held on September 10, 2001 at 10:00 a.m.; and it is further

     ORDERED, that objections, if any, to the Sale Motion shall be in writing, shall set forth in detail the basis for the objection and the specific grounds thereof, and shall be filed with the Office of the Clerk, United States Bankruptcy Court for the District of Maryland, U.S. Courthouse, 101 W. Lombard Street, Baltimore, Maryland 21201, and served so as to be received no later than 4:00 p.m. on September 7, 2001 by: (i) counsel to the Debtor, Joel I. Sher, Esquire, Shapiro Sher & Guinot, 36 S. Charles Street, Suite 2000, Baltimore, Maryland 21201, (ii) counsel to the Creditor's Committee, Jeffrey Orenstein, Esquire One Central Plaza, 11300 Rockville Pike, Suite 408, Rockville, Maryland 20852, (iii) Office of the United States Trustee, 300 W. Pratt Street, Suite 350, Baltimore, Maryland, 21201 and (iv) counsel for Sylvan, Richard L. Wasserman, Esquire, Venable, Baetjer and Howard, LLP, 1800 Mercantile Bank & Trust Bldg, 2 Hopkins Plaza, Baltimore, Maryland 21201.



                                           /s/ JAMES F. SCHNEIDER
                                           -------------------------------------
                                           Judge, United States Bankruptcy Court

cc:   Joel I. Sher, Esquire
      Kimberly M. Stoker, Esquire
      Shapiro Sher & Guinot
      36 South Charles Street
      Suite 2000
      Baltimore, Maryland  21201

      Mark A. Neal, Esquire
      Acting Assistant United States Trustee
      Office of the United States Trustee
      300 West Pratt Street
      Suite 350
      Baltimore, Maryland  21201

      Richard L. Wasserman, Esquire
      Venable Baetjer & Howard
      Two Hopkins Plaza, Suite 1800
      Baltimore, Maryland 21201

      Jeffrey Orenstein, Esquire
      One Central Plaza
      11300 Rockville Pike, Suite 408
      Rockville, Maryland 20852



                                      -3-